UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 15, 2015

Indo Global Exchange(s) Pte. Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-53438	48-1308991
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Menara Standard Chartered, JI. Prof. Dr. Satrio 30th Floor, Jakarta Indonesia KAV146 Surabaya – Indonesia
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:	62-2125555600

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 7, 2015, Indo Global Exchange(s) Pte, Ltd (the “Company”) filed its Quarterly Report on Form 10-Q for the period ended April 30, 2015 (the “Quarterly Report”) without authorization from TAAD, LLP (“TAAD”), the Company’s independent registered public accounting firm. Subsequent to the filing of the Quarterly Report, on July 7, 2015, TAAD advised the Company that it had not authorized the Company to file the Quarterly Report.

As a result of TAAD not authorizing the Company the filing of the Quarterly Report for the period ended April 30, 2015, the Company, as advised by TAAD on July 15, 2015, determined that the Financial Statements were not properly issued and should not be relied upon.

The Company intends to file an amendment to the Quarterly Report within a reasonable time.

A copy of the disclosure in this Item 4.02 was provided to TAAD in advance of the filing of this current report on Form 8-K. In response, TAAD provided a letter to the Company on July 15, 2015, a copy of which is attached as Exhibit 7.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	7.1	Letter from TAAD, LLP. dated July 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2015	INDO GLOBAL EXCHANGE(S) PTE, LTD.

/s/ John O'Shea
John O’Shea Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
7.1	Letter from TAAD, LLP. dated July 15, 2015	Filed Electronically